Exhibit 99.1

JOINT FILING AGREEMENT

          In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934,  as amended,  the persons named below agree to the joint filing on behalf of each of them of a  Statement  on Schedule 13D dated  April 2, 2009 (including  amendments  thereto)  with  respect  to the  shares of Common  Stock of Hallmark Financial Services, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: April 2, 2009	NEWCASTLE PARTNERS, L.P.

By: Newcastle Capital Management, L.P.,
its general partner
By: Newcastle Capital Group, L.L.C.,
its general partner

By: /s/ Mark Schwarz
Mark Schwarz, Managing Member

NEWCASTLE SPECIAL OPPORTUNITY FUND I, L.P.

By: Newcastle Capital Management, L.P.,
its general partner
By: Newcastle Capital Group, L.L.C.,
its general partner

By: /s/ Mark Schwarz
Mark Schwarz, Managing Member

NEWCASTLE SPECIAL OPPORTUNITY FUND II, L.P.

By: Newcastle Capital Management, L.P.,
its general partner
By: Newcastle Capital Group, L.L.C.,
its general partner

By: /s/ Mark Schwarz
Mark Schwarz, Managing Member

NEWCASTLE CAPITAL MANAGEMENT, L.P.

By: Newcastle Capital Group, L.L.C.,
its general partner

By: /s/ Mark Schwarz
Mark Schwarz, Managing Member

NEWCASTLE CAPITAL GROUP, L.L.C.

By: /s/ Mark Schwarz
Mark Schwarz, Managing Member

/s/ Mark Schwarz
MARK SCHWARZ

NEWCASTLE FOCUS FUND II, L.P.

By: Newcastle Capital Management, L.P.,
its general partner
By: Newcastle Capital Group, L.L.C.,
its general partner

By: /s/ Mark Schwarz
Mark Schwarz, Managing Member

DSC SERVICES INC.

By: /s/ Mark Schwarz
Mark Schwarz, Chief Executive Officer

DETROIT STOKER COMPANY

By: /s/ Mark Schwarz
Mark Schwarz, Chief Executive Office